UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Report, the “Company,” “we,” “us” and “our” refer to MannKind Corporation.

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2012, we entered into a Common Stock Purchase Agreement (the “Mann Purchase Agreement”) with The Mann Group LLC (“The Mann Group”), an entity controlled by our chief executive officer and principal stockholder, Alfred E. Mann. Under the Mann Purchase Agreement, we are required to issue and sell, and The Mann Group is obligated to purchase, 31,250,000 shares of our common stock, subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Clearance”), and our receipt of stockholder approval to increase the authorized number of shares of our common stock, as necessary. The price of the shares to be sold to The Mann Group under the Mann Purchase Agreement will be $2.47 per share (the consolidated closing bid price of our common stock on February 2, 2012 as reported on The NASDAQ Global Market). The aggregate purchase price for the shares of common stock we issue and sell to The Mann Group will be approximately $77.2 million and will be paid for by cancelling indebtedness under the Amended and Restated Promissory Note we issued to The Mann Group on August 10, 2010, as amended on January 16, 2012, pursuant to an existing $350 million revolving loan arrangement provided by The Mann Group. The closing is expected to occur following receipt of HSR Clearance and stockholder approval. The Mann Purchase Agreement will terminate on the day following the closing of the transactions contemplated thereby. On February 2, 2012, we issued a press release announcing that we had received a commitment from The Mann Group to acquire 31,250,000 shares of our common stock. A copy of this press release is attached as Exhibit 99.1 hereto.

The foregoing is not a complete summary of the terms of the Mann Purchase Agreement described in this Item 1.01, and is qualified in its entirety by reference to the complete text of the Mann Purchase Agreement filed as Exhibit 10.1 to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance and sale of 31,250,000 shares of our common stock by us to The Mann Group pursuant to the Mann Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. We have relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and the rules and regulations promulgated thereunder. The information relating to the issuance and sale of shares of our common stock to The Mann Group in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On February 2, 2012, we entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., Piper Jaffray & Co. and Cowen and Company, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 31,250,000 units, each of which consists of one share of our common stock and a warrant to purchase 0.6 of a share of our common stock at an exercise price of $2.40 per share of common stock. The warrants will become exercisable immediately upon issuance and will expire four years from the date of issuance. The combined price to the public in this offering is $2.40 per unit, and the Underwriters have agreed to purchase the units from us pursuant to the Underwriting Agreement at a price of $2.256 per unit. The net proceeds to us from this offering are expected to be approximately $75 million before deducting underwriting discounts and commissions and other estimated offering expenses payable by us, and excluding any proceeds we may receive upon exercise of the warrants to be issued in the offering. The offering is expected to close on or about February 8, 2012, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 4,687,500 shares of common stock and/or warrants to purchase 2,812,500 shares of common stock to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of MannKind and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-166404) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. The Underwriting Agreement and form of warrant are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this report, and the descriptions of the terms of the

Underwriting Agreement and the warrants are qualified in their entireties by reference to such exhibits. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto. On January 31, 2012, we issued a press release announcing that we had commenced the offering. On February 2, 2012, we issued a press release announcing that we had priced the offering. Copies of these press releases are attached as Exhibits 99.2 and 99.3 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 2, 2012

4.1	Form of Warrant

5.1	Opinion of Cooley LLP

10.1	Common Stock Purchase Agreement by and between MannKind Corporation and The Mann Group LLC, dated February 2, 2012

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release, dated February 2, 2012, titled “MannKind Receives Commitment from The Mann Group to Acquire 31,250,000 Shares of Common Stock”

99.2	Press Release, dated January 31, 2012, titled “MannKind Announces Proposed Public Offering of Common Stock and Warrants to Purchase Common Stock”

99.3	Press Release, dated February 2, 2012, titled “MannKind Announces Pricing of Public Offering of Units Consisting of Common Stock and Warrants to Purchase Common Stock”

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding our expectations with respect to the completion, timing and size of our proposed financings, and receipt of HSR Clearance, that involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with market conditions, the satisfaction of customary closing conditions related to the proposed offering, the receipt of HSR Clearance, the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of AFREZZA®, competition from other pharmaceutical or biotechnology companies, our ability to enter into any collaborations or strategic partnerships, intellectual property matters, stock price volatility and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended September 30, 2011 and our Current Report on Form 8-K filed on January 31, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

By:	/s/ David Thomson, Ph.D., J.D.
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: February 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 2, 2012

4.1	Form of Warrant

5.1	Opinion of Cooley LLP

10.1	Common Stock Purchase Agreement by and between MannKind Corporation and The Mann Group LLC, dated February 2, 2012

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release, dated February 2, 2012, titled “MannKind Receives Commitment from The Mann Group to Acquire 31,250,000 Shares of Common Stock”

99.2	Press Release, dated January 31, 2012, titled “MannKind Announces Proposed Public Offering of Common Stock and Warrants to Purchase Common Stock”

99.3	Press Release, dated February 2, 2012, titled “MannKind Announces Pricing of Public Offering of Units Consisting of Common Stock and Warrants to Purchase Common Stock”